Exhibit 5

Sirius Satellite Radio Inc.
1221 Avenue of the Americas
New York, NY 10020

                                                 May 8, 2007

Sirius Satellite Radio Inc.
1221 Avenue of the Americas
New York, NY 10020

Dear Sirs:

     I am familiar with the Sirius Satellite Radio Inc. 401(k) Savings Plan (the “Plan”) under which 5,950,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Sirius Satellite Radio Inc., a Delaware corporation (the “Company”), have been authorized for issuance. I have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Act of 1,300,000 shares of Common Stock of the Company.

     I have examined the Registration Statement and the Plan. I also have examined the originals or duplicates or certified or conformed copies of such records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. In rendering the opinions below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to be as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualification and limitations stated herein, I am of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, upon their issuance and delivery in accordance with the Plan, will be validly issued, fully paid and non-assessable.

     I do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law, (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). I am not admitted to practice in the State of Delaware.

     I hereby consent to the filing of this opinion as Exhibit 5. to the Registration Statement.

Very truly yours,

/s/ Patrick L. Donnelly, Esq.

Patrick L. Donnelly, Esq.
Executive Vice President,
General Counsel and Secretary